                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 24, 2003

                          Commission File No. 001-13783

                      INTEGRATED ELECTRICAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                                     76-0542208
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                  1800 West Loop South
                        Suite 500
                      Houston, Texas                   77027-3233
           (Address of principal executive offices)    (zip code)

       Registrant's telephone number, including area code: (713) 860-1500

EXPLANATORY NOTE

         This report is being filed to correct an error in the audited balance sheets of Encompass Electrical Technologies, - Rocky Mountains, Inc. d/b/a Riviera Electric, Inc. and correct the pro forma financial statements.

ITEM 5.           OTHER EVENTS

         Integrated Electrical Services, Inc., a Delaware corporation (the "Company") is the largest provider of electrical contracting services in the United States, providing a broad range of services including designing, building and maintaining electrical, low voltage and utilities systems for the commercial and industrial, residential, low voltage and service and maintenance markets.

         On February 27, 2003, the Company consummated the acquisition of the assets of Encompass Electrical Technologies - Rocky Mountains, Inc. d/b/a Riviera Electric, Inc. ("Riviera"). Riviera performs electrical contracting services primarily in Denver, Colorado, and has locations throughout the state.

         In connection with the acquisition of Riviera and to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of the business acquired, the Company is filing this Current Report containing the following audited financial statements and unaudited pro forma financial statements.

         (a)      Financial Statements of Business Acquired
                  See Pages 3 through 20

         (b)      Pro Forma Financial Statements
                  See Pages 21 through 24

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                          INDEPENDENT AUDITOR'S REPORT

         Integrated Electrical Services, Inc.
         Houston, Texas

         We have audited the accompanying balance sheets of Encompass Electrical Technologies - Rocky Mountains, Inc. d/b/a Riviera Electric, Inc. (a Colorado corporation) as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As discussed in Note 2 to the financial statements, the Company sold substantially all of its operating assets on February 27, 2003. As a result, the Company has changed its basis of accounting from the going concern basis to the liquidation basis of accounting as of December 31, 2002. As further discussed in Note 14 to the financial statements, the Company has restated its December 31, 2002 balance sheet to allocate the provision for loss on disposal of assets as a result of adopting the liquidation basis of accounting amongst those operating assets which were sold. The effect of this restatement had no effect on previously reported results of operations and cash flows.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Encompass Electrical Technologies - Rocky Mountains, Inc. d/b/a Riviera Electric, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

         BROCKMANN, ARMOUR & COMPANY, LLC
         Denver, Colorado
         May 5, 2003, except for Note 14 as to which the date is October 23,
         2003

           ENCOMPASS ELECTRICAL TECHNOLOGIES, - ROCKY MOUNTAINS, INC.
                          d/b/a RIVIERA ELECTRIC, INC.
                                 BALANCE SHEETS

                                                                                     DECEMBER 31,
                                                                                  2002         2001
                                                                              -----------   -----------
                                                                              (Restated)
                                     ASSETS
Current assets:
    Cash and cash equivalents                                                 $         -   $         -
    Accounts receivable, net of allowance for doubtful
       Accounts of $- and $260,000, respectively -
       Uncompleted contracts                                                    8,744,390     7,926,119
       Completed contracts                                                        203,314       193,585
       Service                                                                  2,691,637     3,933,046
       Retainage                                                                2,639,264     3,351,061
       Employee and other                                                           8,332        20,380
    Costs and estimated earnings in excess of billings on
       uncompleted contracts                                                      376,731       468,762
    Unbilled work-in-process                                                      124,818       512,162
    Deferred tax asset, current                                                         -       282,000
    Other current assets                                                           79,377        54,714
                                                                              -----------   -----------

Total current assets                                                           14,867,863    16,741,829

Property and equipment, net of accumulated
    depreciation and amortization                                                 671,829     1,200,930

Other assets:
    Goodwill, net of impairment reserve totaling $23,106,875 as of December
       31, 2002 and net of accumulated amortization totaling $1,732,661 as
       of December 31, 2001, respectively                                               -    21,374,214
    Due from parent company, net of impairment reserve
       totaling $8,818,913 and $0, respectively                                         -    10,505,838
    Other assets                                                                  158,856       239,236
                                                                              -----------   -----------
                                                                                  158,856    32,119,288
                                                                              -----------   -----------

Total assets                                                                  $15,698,548   $50,062,047
                                                                              ===========   ===========

See independent auditor's report and notes to financial statements.

           ENCOMPASS ELECTRICAL TECHNOLOGIES, - ROCKY MOUNTAINS, INC.
                          d/b/a RIVIERA ELECTRIC, INC.
                           BALANCE SHEETS (CONTINUED)

                                                                         DECEMBER 31,
                                                                     2002            2001
                                                                 ------------    ------------
                                                                  (Restated)
                                   LIABILITIES

Current liabilities:
    Checks written in excess of cash balance                     $    448,718    $    136,085
    Accounts payable -
       Trade                                                        4,907,551       4,377,880
       Retainage                                                      231,069          68,606
    Billings in excess of costs and estimated earnings on
       uncompleted contracts                                        1,513,458       1,485,293
    Accrued liabilities -
       Salaries, wages and bonuses                                  3,030,182       3,065,523
       Payroll tax, withholdings and other                            790,685         726,509
       Compensated absences                                           562,994         495,770
       Pension and profit-sharing contributions                        63,498         182,515
       Reserve for health insurance claims and other                  439,393         246,385
                                                                 ------------    ------------
Total current liabilities                                          11,987,548      10,784,566

Deferred tax liability, non-current                                    96,000         100,000

                              STOCKHOLDER'S EQUITY

Common stock, no par value, 1,000 shares authorized,
    100 shares issued and outstanding                              26,291,479      26,291,479
Retained earnings (accumulated deficit)                           (22,676,479)     12,886,002
                                                                 ------------    ------------

Total stockholder's equity                                          3,615,000      39,177,481
                                                                 ------------    ------------

Total Liabilities and Stockholders' Equity                       $ 15,698,548    $ 50,062,047
                                                                 ============    ============

See independent auditor's report and notes to financial statements.

           ENCOMPASS ELECTRICAL TECHNOLOGIES, - ROCKY MOUNTAINS, INC.
                          d/b/a RIVIERA ELECTRIC, INC.
                            STATEMENTS OF OPERATIONS

                                                                DECEMBER 31,
                                                            2002            2001
                                                        ------------    ------------
Revenue:
    Contracts                                           $ 64,626,413    $ 59,305,363
    Service                                               19,442,135      22,989,745
                                                        ------------    ------------
                                                          84,068,548      82,295,108

Cost of revenue:
    Contracts                                             52,160,400      45,311,726
    Service                                               16,909,203      18,905,761
                                                        ------------    ------------
                                                          69,069,603      64,217,487
                                                        ------------    ------------

       Gross profit                                       14,998,945      18,077,621

General and administrative expenses                       11,959,415      11,955,519
Provision for loss on disposal of assets                   6,846,940               -
Impairment of amounts due from parent company              8,818,913               -
                                                        ------------    ------------
       Income (loss) from operations                     (12,626,323)      6,122,102

Other income (expense):
    Interest income                                            3,963          21,749
    Gain (loss) on disposal of property and equipment         10,161        (151,157)
    Other income                                             104,096         345,748
                                                        ------------    ------------
                                                             118,220         216,340
                                                        ------------    ------------
    Income (loss) before income tax provision and
       cumulative effect of change in accounting
       principle                                         (12,508,103)      6,338,442

Income tax provision:
    Current                                                1,402,164       2,561,768
    Deferred                                                 278,000          34,000
                                                        ------------    ------------
                                                           1,680,164       2,595,768
                                                        ------------    ------------
    Income (loss) before cumulative effect of
       change in accounting principle                    (14,188,267)      3,742,674

Cumulative effect of change in accounting principle,
    net of tax                                            21,374,214               -
                                                        ------------    ------------

    Net income (loss)                                   $(35,562,481)   $  3,742,674
                                                        ============    ============

See independent auditor's report and notes to financial statements.

           ENCOMPASS ELECTRICAL TECHNOLOGIES, - ROCKY MOUNTAINS, INC.
                          d/b/a RIVIERA ELECTRIC, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                             Common Stock
                                     ---------------------------
                                                                     Retained
                                        Shares                       earnings
                                      issued and                   (accumulated
                                     outstanding       Amount       (deficit)          Total
                                     ------------   ------------   ------------    ------------
Balance, January 1, 2001                      100   $ 18,355,324   $  6,178,958    $ 24,534,282

Increase attributable to merger of
affiliate company                               -      7,936,155      2,964,370      10,900,525

Net income                                      -              -      3,742,674       3,742,674
                                     ------------   ------------   ------------    ------------

Balance, December 31, 2001                    100     26,291,479     12,886,002      39,177,481

Net loss                                        -              -    (35,562,481)    (35,562,481)
                                     ------------   ------------   ------------    ------------

Balance, December 31, 2002                    100   $ 26,291,479   $(22,676,479)   $  3,615,000
                                     ============   ============   ============    ============

See independent auditor's report and notes to financial statements.

           ENCOMPASS ELECTRICAL TECHNOLOGIES, - ROCKY MOUNTAINS, INC.
                          d/b/a RIVIERA ELECTRIC, INC.
                             STATEMENT OF CASH FLOWS

                                                                           DECEMBER 31,
                                                                       2002            2001
                                                                   ------------    ------------
Cash flows from operating activities:
    Net income (loss)                                              $(35,562,481)   $  3,742,674
    Adjustments to reconcile net income (loss) to net cash
       Provided (used) by operating activities -
       Depreciation and amortization                                    348,465         906,000
       Provision for allowance for doubtful accounts                    140,000        (232,419)
       (Gain) loss on disposal of property and equipment                (10,161)        151,157
       Cumulative effect of change in accounting principle           21,374,214               -
       Impairment of amounts due from parent company                  8,818,913               -
       Provision for loss on disposal of assets                       6,846,940               -
       Deferred income tax provision                                    278,000          34,000
       (Increase) decrease in -
            Accounts receivable                                      (5,234,010)      5,614,417
            Costs and estimated earnings in excess of billings
                on uncompleted contracts                                (72,280)       (275,262)
            Unbilled work-in-progress                                   332,904        (168,457)
            Other current assets                                        (48,189)         41,313
       Increase (decrease) in -
            Checks written in excess of cash balance                    312,633         507,608
            Accounts payable                                            692,134          27,248
            Billings in excess of costs and estimated earnings
                on uncompleted contracts                                 28,165      (2,918,251)
            Accrued liabilities                                         170,050       1,240,412
                                                                   ------------    ------------
                Net cash provided (used) by operating activities     (1,584,703)      8,670,440

Cash flows from investing activities:

    Release of restricted cash                                                -         111,543
    Proceeds from disposal of property and equipment                     12,031          40,573
    Purchase of property and equipment                                 (114,253)       (394,000)
                                                                   ------------    ------------
                Net cash used by investing activities                  (102,222)       (241,884)

Cash flows from financing activities:

    Net advances from / (advances to) parent company                  1,686,925      (8,428,556)
                                                                   ------------    ------------
                Net cash provided (used) by financing activities      1,686,925      (8,428,556)
                                                                   ------------    ------------

Net increase in cash and cash equivalents                                     -               -

Cash and cash equivalents, beginning of year                                  -               -
                                                                   ------------    ------------

Cash and cash equivalents, end of year                             $          -    $          -
                                                                   ============    ============

See independent auditor's report and notes to financial statements.

            ENCOMPASS ELECTRICAL TECHNOLOGIES - ROCKY MOUNTAINS, INC.
                          d/b/a RIVIERA ELECTRIC, INC.

                          NOTES TO FINANCIAL STATEMENTS

1. Organization and description of business:

         Encompass Electrical Technologies - Rocky Mountains, Inc. d/b/a Riviera Electric, Inc. (the Company), a wholly owned subsidiary of Encompass Services Corporation (ESC), is a construction and servicing company specializing in building and maintaining electrical systems in the State of Colorado. The Company performs work primarily in the industrial, commercial and municipal markets.

         The Company was incorporated on February 12, 1998, as CCC3 Acquisition Co., a wholly owned subsidiary of Consolidated Capital Corporation
         (CCC), in the State of Colorado. On February 27, 1998, CCC merged with Riviera Electric Construction Co., where CCC was the surviving corporation, and in March 1998 took the trade name Riviera Electric, Inc. On September 15, 1998, CCC changed its name to Building One Services Corporation (Building One). On February 22, 2000, Building One merged with Group Maintenance America Corp and changed its name to Encompass Services Corporation. On March 21, 2001, the Company changed its name to Encompass Electrical Technologies - Rocky Mountains, Inc., d/b/a Riviera Electric, Inc.

         The Company's long-term construction contracts are primarily comprised of fixed-price contracts and cost-plus-a-fee contracts subject to a guaranteed maximum price. The Company's service contracts are primarily comprised of fixed-price and time and material contracts. One customer comprised 17% of contract revenues and two customers comprised 37% of contract revenues during the years ended December 31, 2002 and 2001, respectively.

2. Summary of significant accounting policies:

   Liquidation basis of accounting

         As discussed further in Note 14 to the financial statements, on February 27, 2003, the Company sold substantially all of its operating assets and contracts to IES ENC, Inc., a wholly owned subsidiary of Integrated Electrical Services, Inc. As a result, the Company has changed its basis of accounting from the going concern basis to the liquidation basis of accounting as of December 31, 2002. In conjunction with this change in the Company's basis of accounting, the Company has recognized a provision for loss on disposal of assets totaling $6,846,940 to reflect the Company's net assets at a value approximating the net proceeds received from the sale of the Company.

   Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Operating cycle

         The Company's contracts typically last six months, but occasionally exceed one year. In accordance with normal construction industry practice, the Company includes in current assets and current liabilities certain amounts relating to construction contracts, which may be realizable and payable over a period in excess of one year.

   Accounting for construction contracts and service revenue

         Revenues from long-term construction contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to estimated total costs for each contract. This method is used because management considers expected costs to be the best available measure of progress on these contracts.

         Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned. Contract costs include all direct job costs and those indirect costs related to contract performance, such as indirect labor, payroll taxes and benefits, supplies, insurance, vehicle expenses, equipment repairs, and depreciation. General and administrative costs are charged to expense as incurred.

         The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenue recognized in excess of billings. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenue recognized.

         Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

         Revenues from service work are recognized on the accrual method, measured by amounts billed and unbilled work-in-process, which is comprised of billable hours at stated contractual billing rates plus reimbursable expenses at stated contractual mark-up rates.

   Concentrations of risk

         Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable.

         Accounts receivable are concentrated with customers located throughout Colorado. At December 31, 2002 and 2001, two and three customers comprised approximately 30% and 43%, respectively of outstanding accounts receivable. To reduce the credit risk associated with accounts receivable, the Company routinely files liens and analyzes the credit worthiness of its customers and reviews the funding mechanisms of municipal projects to protect the Company's interests.

   Cash and cash equivalents

         The Company includes cash equivalents under the caption cash and cash equivalents. Cash equivalents include money market funds and other highly liquid financial instruments with an initial maturity of less than three months. Checks written in excess of cash balance represents outstanding checks exceeding the Company's bank balances.

   Accounts receivable

         Accounts receivable from long-term construction contracts are based on contract prices. Accounts receivable from service work are based on contract prices, and consist primarily of groups of small-balance homogeneous accounts, which are collectively evaluated for impairment.

         The Company provides an allowance for doubtful accounts based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Contract and service receivables are due 30 days after the date of the invoice. Retentions receivable are due 30 days after completion of the project and acceptance by the owner. Receivables past due more than 180 days are considered delinquent. Delinquent receivables may be reserved or written-off based on individual credit evaluation and specific circumstances of each customer. As of December 31, 2001, the Company has $260,000 reserved as an allowance for doubtful accounts.

         Accounts receivable are stated at their liquidation value as of December 31, 2002.

   Property and equipment

         Property and equipment is stated at cost as of December 31, 2001. Repairs and maintenance of a routine nature are charged to expense as incurred, while those that improve or extend the life of existing assets are capitalized. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation is provided on a straight-line basis over the estimated useful lives of the respective assets. Vehicles, office furniture and equipment and machinery and equipment are depreciated between 3 and 7 years. Leasehold improvements are depreciated between 5 and 7 years.

         Property and equipment is stated at its liquidation value as of December 31, 2002.

   Realization of long-lived assets

         In accordance with SFAS No. 21, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", the Company evaluates the recoverability of property and equipment or other assets, if facts and circumstances indicate that any of those assets might be impaired. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property has occurred. The effect of any impairment would be to expense the difference between the fair value of such property and its carrying value. As further discussed in Note 14 to the financial statements, the Company has adopted the liquidation basis of accounting and recorded an impairment reserve pertaining to property and equipment totaling $293,019.

   Fair value of financial instruments

         The Company's financial instruments include cash and cash equivalents, accounts receivable, amounts due from parent company and accounts payable. The fair values of these financial instruments approximates their carrying amounts based on their subsequent liquidation as a result of the sale of the operating assets of the Company.

   Advertising

         Advertising costs are charged to expense as incurred and are included in general and administrative expenses. Advertising expense totaled $154,945 and $92,300 for the years ended December 31, 2002 and 2001, respectively.

   Income taxes

         The current provision for income taxes represents estimated income taxes currently due. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the balance sheets. The overall change in deferred tax assets and liabilities for the period measures the deferred tax provision for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment.

3. Goodwill

         Effective January 1, 2002, the Company adopted Statement of Accounting Standards (SFAS), No. 142, "Goodwill and Other Intangible Assets," which establishes new accounting and reporting requirements for goodwill and other intangible assets. Under SFAS No. 142, all goodwill amortization ceased effective January 1, 2002. Goodwill attributable to each of the Company's reporting units was tested for impairment by comparing the fair value of each reporting unit with its carrying value. Fair value was determined using discounted cash flows, market multiples and market capitalization as of January 1, 2002. Significant estimates used in the methodologies include estimates of future cash flows, future short-term and long-term growth rates, weighted average cost of capital and estimates of market multiples for each of the reportable units. These impairment tests are required to be performed at adoption of SFAS No. 142 and at least annually thereafter or upon divesture of a reporting unit. The Company determined its investment in goodwill had become impaired and recorded an impairment charge of $21,374,214. Under SFAS No. 142, the impairment adjustment recognized at adoption of the new rules was reflected as a cumulative effect of change in accounting principle in the Company's statements of operations. Impairment adjustments recognized after adoption, if any, generally are required to be recognized as operating expenses.

         The audited results of operations presented below for the year ended December 31, 2002 and adjusted results of operations for the year December 31, 2001 reflect the operations of the Company had the Company adopted the non-amortization provisions of SFAS No. 142 effective January 1, 2001:

                                              2002            2001
                                          ------------    ------------
Reported net income (loss)                $(35,562,481)   $  3,742,674
Add:  Cumulative effect of a change in
    accounting principle, net of tax        21,374,214               -
Add:  Goodwill amortization, net of tax              -         527,538
                                          ------------    ------------

Adjusted net income (loss)                $(14,188,267)   $  4,270,212
                                          ============    ============

4. Property and equipment

                                               Accumulated     Net Book
      December 31, 2001:            Cost       Depreciation      Value
------------------------------   -----------   ------------   ----------
Vehicles                         $   209,871   $    102,304   $  107,567
Office furniture and equipment       848,595        443,195      405,400
Machinery and equipment              474,761        197,268      277,493
Leasehold improvements               471,486         61,016      410,470
                                 -----------   ------------   ----------

                                 $ 2,004,713   $    803,783   $1,200,930
                                 ===========   ============   ==========

         Depreciation expense on property and equipment totaled $348,465 and $378,462 for the years ended December 31, 2002 and 2001, respectively. Depreciation expense allocated to cost of contract revenue for the years ended December 31, 2002 and 2001, totaled $111,938 and $122,098, respectively.

         As discussed further in Note 14, the Company has adopted the liquidation basis of accounting. Property and equipment has been stated its liquidation value as of December 31, 2002.

5. Income taxes

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which establishes accounting and reporting standards for recognizing the tax effects of differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

         The Company has an informal tax sharing agreement with ESC under which the Company incurs income tax expense (benefit) for taxes computed as if the Company were a separate entity. The Company recognizes an asset or liability to ESC in the amount of current income taxes and records deferred taxes calculated pursuant to the rules of SFAS No. 109.

         During the years ended December 31, 2002 and 2001, the Company provided for income tax expense at a combined Federal and state rate of 37.5%. A reconciliation between the reported provision for income taxes and the expected amounts computed by applying the statutory Federal income tax rate of 34% to earnings before income taxes is as follows for the years ended December 31, 2002 and 2001:

                                                2002           2001
                                             -----------    -----------
Expected tax expense (benefit)               $(4,252,755)   $ 2,155,070
State income taxes, net of federal benefit      (579,125)       293,470
Permanent differences and other                6,512,044        147,228
                                             -----------    -----------
         Total provision for income taxes    $ 1,680,164    $ 2,595,768
                                             ===========    ===========

         Permanent differences are primarily attributable to the non-deductibility of the provision for loss on disposal of assets and impairment of amounts due from ESC.

         The provision for income taxes for the years ended December 31, 2002 and 2001 consists of the following:

                  2002         2001
               ----------   ----------
Current        $1,402,164   $2,561,768
Deferred          278,000       34,000
               ----------   ----------
               $1,680,164   $2,595,768
               ==========   ==========

         The deferred income tax (expense) for the years ended December 31, 2002 and 2001, results from the following:

                                                       2002           2001
                                                   -----------    -----------
Differences between financial and tax reporting:
    Allowance for doubtful accounts                $    52,500    $   (87,157)
    Accrued compensated absences                        25,209         62,484
    Accrued reserve for health insurance
      Claims                                            74,473         63,294
    Contracts less then 10% complete                    66,966        (37,135)
    Provision for loss on disposal of assets         2,567,603              -
    Depreciation                                         4,173        (36,562)
    Increase in valuation allowance                 (3,068,000)             -
    Other                                                 (924)         1,076
                                                   -----------    -----------
                                                   $  (278,000)   $   (34,000)
                                                   ===========    ===========

         The net deferred tax asset (liability) consists of the following as of December 31:

                   2002          2001
                 ---------    ---------
Current           $      -    $ 282,000
Non-current        (96,000)    (100,000)
                 ---------    ---------
                 $ (96,000)   $ 182,000
                 =========    =========

         Following are the components of the net deferred tax assets (liabilities) as of December 31:

                                                    2002            2001
                                                 -----------    -----------
Deferred tax assets:
    Allowance for doubtful accounts              $   150,000    $    97,500
    Accrued compensated absences                     211,123        185,914
    Accrued reserve for health insurance
      Claims                                         137,768         63,295
    Provision for loss on disposal of assets       2,567,603              -
    Other                                              1,506          3,053
                                                 -----------    -----------
                                                   3,068,000        349,762
         Less valuation allowance                 (3,068,000)             -
                                                 -----------    -----------
         Total deferred tax asset                          -        349,762

Deferred tax liabilities
    Contracts less than 10% complete                       -        (66,966)
    Depreciation                                     (96,000)      (100,796)
                                                 -----------    -----------
         Total deferred tax liabilities              (96,000)      (167,762)
                                                 -----------    -----------
         Net deferred tax assets (liabilities)   $   (96,000)   $   182,000
                                                 ===========    ===========

         A valuation allowance has been provided at December 31, 2002, as the benefits of the deferred tax asset will accrue to the benefit of ESC upon their recognition, the benefit of which is not anticipated to be reimbursed to the Company.

6. Contracts in progress

                                                           Year ended December 31,
                                                        -----------------------------
                                                             2002           2001
Total contracts                                         $  86,574,545   $ 101,775,147
Estimated costs:
       Costs to date                                       53,084,473      42,588,617
       Costs to complete                                   16,525,986      37,085,987
                                                        -------------   -------------

                        Total estimated costs              69,610,459      79,674,604
                                                        -------------   -------------

                        Estimated gross profit          $  16,964,086   $  22,100,543
                                                        =============   =============

Amount billed to date                                   $  67,042,598   $  55,152,521
Cost and estimated earnings in excess of billings on
     uncompleted contracts                                    541,042         468,762
Billings in excess of costs and estimated earnings on
     uncompleted contracts                                 (1,513,458)     (1,485,293)
                                                        -------------   -------------
Contract revenue earned                                    66,070,182      54,135,990
Costs to date                                              53,084,473      42,588,617
                                                        -------------   -------------

                      Gross profit earned               $  12,985,709   $  11,547,373
                                                        =============   =============

         Cost and estimated earnings in excess of billings on uncompleted contracts are reported in the accompanying financial statements as of December 31, 2002:

Cost and estimated earnings in excess of billings on
     uncompleted contracts                             $ 541,042
Less provision for loss on disposal of assets           (164,311)
                                                       ---------
                                                       $ 376,731
                                                       =========

7. Backlog

         The following is a reconciliation of backlog representing unearned contract revenue on signed contracts:

                                        December 31,
                               ------------------------------
                                    2002            2001
                               -------------    -------------
Balance, January 1,            $  47,639,157    $  36,408,843
New contracts                     33,719,896       63,310,660
Contract adjustments               3,771,723        7,225,017
                               -------------    -------------
                                  85,130,776      106,944,520
Less contract revenue earned     (64,626,413)     (59,305,363)
                               -------------    -------------
Balance, December 31,          $  20,504,363    $  47,639,157
                               =============    =============

8. Operating leases

         The Company leases certain vehicles under master lease agreements originated by ESC on behalf of the Company and office equipment, storage, job site housing and office facilities under various operating lease agreements with initial terms ranging from 30 to 84 months that expire through March 2008. Future minimum lease payments under operating lease arrangements as of December 31, 2002 are as follows:

                  Year ending
                  December 31,
                  -----------
   2003           $ 1,569,570
   2004             1,313,521
   2005             1,182,819
   2006               795,431
   2007               649,083
Thereafter             41,790
                  -----------
                  $ 5,552,214
                  ===========

         Rent expense under such operating lease arrangements for the years ended December 31, 2002 and 2001 totaled $1,598,198 and $1,499,789, respectively, which is included in general and administrative expense and costs of contract revenue. These leases were assumed by IES, ENC upon the sale of the Company as discussed in Note 14.

9. Profit Sharing Plan / 401(k) plan

         ESC maintains a group profit sharing/401(k) plan covering all full-time employees who have been employed by the Company for more than three months. Under the plan, employees may make before-tax contributions ranging from 0% to 15%, subject to certain other limitations. Employer contributions are made at a rate of 50% of pre-tax earnings, up to a maximum of 6% of eligible earnings. Employees are fully vested in their individual contributions immediately and fully vested in Company contributions after one year of employment. For plan years ended December 31, 2002 and 2001, matching contributions to the group plan made by the Company totaled $494,636 and $493,138, respectively.

10. Related party transactions

         The Company subcontracted to other divisions of ESC as well as provided electrical services for other divisions of ESC. ESC also provided group health, general liability, worker's compensation and casualty insurance, a group 401(k) plan and surety bonds for its divisions. The following is a list of related party transactions with ESC and other divisions of ESC as of or for the years ended December 31:

                                             2002         2001
                                          ----------   ----------
Accounts receivable                       $  526,376   $  490,709
Retention receivable                         112,854        2,580
Accounts payable                             940,900        7,499
Retention payable                            158,716          876
Management fees paid to ESC                3,023,609    2,752,334
Insurance premiums paid to ESC             1,862,811    1,558,536
401 (k) remittances                        2,091,140    2,082,950
Surety bonds                                  80,497      158,453
Intercompany revenues earned               3,069,121    2,350,918
Intercompany subcontract costs incurred    2,160,493      106,112

         As of December 31, 2002, the Company has impaired the net intercompany balance due from ESC totaling $8,818,913 as ESC is in Chapter 11 reorganization and this amount was not satisfied as a result of the sale of substantially all of the operating assets of the Company (see
         Note 14).

11. Merger

         Effective March 22, 2001, the Company and Zwart, Inc. d/b/a Mountain View Electric (MVE), a wholly owned subsidiary of ESC, entered into a merger agreement to combine the operations of the two companies. Subsequent to the merger, the Company dissolved MVE.

12. Partial self-insurance plan

         ESC provides a group health insurance plan providing medical benefits to eligible employees of the Company under a partially self-insured plan (the "Plan"). Under the Plan, the Company pays for all claims less than $75,000 per year, per plan member, with a third-party insurance carrier providing for "stop loss" insurance on claims in excess of this amount. The Plan is administered by a third-party administrator. The Company reserves amounts each month for estimated claims incurred but not reported (payable by the Company) based on administrator provided estimates. Reserves as of December 31,

         2002 and 2001 total $367,000 and $135,000, which are included on the accompanying balance sheets under the caption "Reserve for health insurance claims and other". Claims and administrative fees paid during the years ended December 31, 2002 and 2001 totaled $3,000,047 and $3,104,801, respectively.

13. Cash flows

         During the year ended December 31, 2001, the Company had non-cash operating, investing and financing activities resulting from its merger with MVE on March 22, 2001 as follows:

Net cash received in merger                                   $   139,515
Accounts receivable and other current assets                    2,398,486
Receivable from ESC                                             1,249,736
Cost and estimated earnings in excess of billings on
    uncompleted contracts                                          75,495
Unbilled work-in-process                                           65,786
Property and equipment, net of accumulated depreciation           122,470
    totaling $63,167
Goodwill, net of accumulated amortization totaling $304,806     8,211,495
Accounts payable                                                 (480,894)
Accrued liabilities                                              (203,107)
Billings in excess of costs and estimated earnings on
    uncompleted contracts                                        (678,457)
Common Stock                                                   (7,936,155)
Retained earnings                                              (2,964,370)

14. Adjustments of historical values / Restatement of balance sheet

         On February 27, 2003, the Company sold all of its operating assets and contracts to IES ENC, Inc., a wholly owned subsidiary of Integrated Electrical Services, Inc., for $3,850,000 less a final purchase price adjustment of approximately $235,000, for a net total of approximately $3,615,000 plus assumed liabilities. Effective with the decision to liquidate the assets of the Company, the carrying amounts of assets and liabilities were adjusted from their historical bases to the amounts of cash expected from their realization and settlement. The initial adjustment decreased net assets by $6,846,940 from $22,545,448 to $15,698,548, as follows:

                                                                    Estimated
                                                              Liquidation/Settlement
                                            Historical Basis           Value
                                            ----------------  ----------------------
Accounts receivable                           $ 20,518,200          $ 14,286,937
Costs and estimated earnings in
 excess of billings on
 uncompleted contracts                             541,042               376,731
Unbilled work in process                           179,258               124,818
Other current assets                               113,998                79,377
Vehicles                                            66,024                45,973
Office furniture and equipment                     338,164               235,465
Machinery and equipment                            205,228               142,901
Leasehold improvements                             355,432               247,490
Other assets                                       228,142               158,856
Checks written in excess of cash balance          (448,718)             (448,718)
Accounts payable                                (5,138,620)           (5,138,620)
Billings in excess of costs and estimated
  earnings on uncompleted contracts             (1,513,458)           (1,513,458)
Accrued liabilities                             (4,886,752)           (4,886,752)
Deferred tax liability, non-current                (96,000)              (96,000)
                                              ------------          ------------
                                              $ 10,461,940          $  3,615,000
                                              ============          ============

In the Company's previously issued financial statements, the Company had not adjusted the individual historical carrying amounts of assets and liabilities to their respective realization/settlement values, but had merely provided a provision for loss on disposal of assets in the amount of $6,846,940. The accompanying restated December 31, 2002 balance sheet allocates this provision amongst the respective assets and liabilities. The restatement had no effect on the previously reported results of operations and cash flows.

15. Commitments and contingencies

         The Company engages in cost-plus-a-fee contracts subject to guaranteed maximum price provisions. These contracts have specific definitions for cost and are subject to audit provisions by the owners or general contractors. No determination has been made as to the impact, if any, an audit of the underlying costs would have on the Company's financial position or results of operations. Currently, none of the Company's contracts are under audit.

         The Company is occasionally engaged in legal matters, which arise in the ordinary course of business. Management intends to vigorously defend such matters. Management does not believe that the disputes will have a material adverse impact on the results of operations or financial position of the Company.

         The Company had pledged its operating assets and as of December 31, 2002 and 2001 was a guarantor of various debt obligations of ESC.

(B)               PRO FORMA FINANCIAL INFORMATION

                      INTEGRATED ELECTRICAL SERVICES, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

         The unaudited pro forma statements of operations for the year ended September 30, 2002, presents the statement of operations data to give effect to the acquisition by Integrated Electrical Services, Inc. ("IES"), of Riviera Electric, Inc. as if it had occurred on October 1, 2001. The unaudited pro forma statements of operations for the six months ended March 31, 2003, presents the statement of operations data to give effect to the acquisition by Integrated Electrical Services, Inc., of Riviera Electric, Inc. (the "Company") as if it had occurred on October 1, 2002.

         IES has analyzed the savings that it expects to realize from reductions in administrative bonuses on plans that will not continue and management charges and has reflected these savings in the unaudited pro forma statements of operations.

         Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that IES management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IES's combined results of operations would actually have been if such transactions in fact had occurred on this date and are not necessarily representative of IES's combined financial position or results of operations for any future period. Since the acquired entity was not under common control or management prior to its acquisition by IES, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the company's Annual Report for the year ended September 30, 2002 filed on Form 10-K. See also "Risk Factors" included elsewhere therein.

             INTEGRATED ELECTRICAL SERVICES, INC., AND SUBSIDIARIES
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 2002
                                 (IN THOUSANDS)

                                                                                                    RIVIERA
                                                    IES AND       RIVIERA        PRO FORMA         PRO FORMA     PRO FORMA
                                                 SUBSIDIARIES  ELECTRIC, INC.   ADJUSTMENTS         ADJUSTED       TOTAL
                                                 ------------  -------------    -----------        ----------    ----------
REVENUES .....................................   $1,475,430    $      84,069    $         -        $   84,069    $1,559,499
COST OF SERVICES .............................    1,253,844           69,070              -            69,070     1,322,914
                                                 ----------    -------------    -----------        ----------    ----------
   Gross profit ..............................      221,586           14,999              -            14,999       236,585
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES ..................      174,184           11,959         (4,117)(a,b)       7,842       182,026
RESTRUCTURING CHARGES ........................        5,556                -              -                 -         5,556
PROVISION FOR LOSS ON DISPOSAL OF ASSETS .....            -            6,847              -             6,847         6,847
IMPAIRMENT OF AMOUNTS DUE FROM PARENT ........            -            8,819              -             8,819         8,819
                                                 ----------    -------------    -----------        ----------    ----------
   Income (loss) from operations .............       41,846          (12,626)         4,117            (8,509)       33,337
OTHER INCOME (EXPENSE):
        Interest expense .....................      (26,702)               4              -                 4       (26,698)
   Other, net                                           964              114              -               114         1,078
                                                 ----------    -------------    -----------        ----------    ----------
   Interest and other expense, net ...........      (25,738)             118              -               118       (25,620)
INCOME (LOSS) BEFORE INCOME TAXES AND
   CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE ......................       16,108          (12,508)         4,117            (8,391)        7,717
PROVISION FOR INCOME TAXES ...................        6,175            1,680         (4,884)(c)        (3,204)        2,971
                                                 ----------    -------------    -----------        ----------    ----------

NET INCOME (LOSS) BEFORE CUMULATIVE
   EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE .................................   $    9,933    $     (14,188)   $     9,001        $   (5,187)   $    4,746
                                                 ==========    =============    ===========        ==========    ==========

EARNINGS PER SHARE:
    Basic earnings per share before
      cumulative effect of change in
      accounting principle ...................   $     0.25                                                      $     0.12
                                                 ==========                                                      ==========
    Diluted earnings per share before
      cumulative effect of change in
      accounting principle ...................   $     0.25                                                      $     0.12
                                                 ==========                                                      ==========

SHARES USED IN THE COMPUTATION OF
EARNINGS PER SHARE:
         Basic ...............................   39,847,591                                                      39,847,591
                                                 ==========                                                      ==========
         Diluted .............................   39,847,591                                                      39,847,591
                                                 ==========                                                      ==========

SEE NOTE TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

             INTEGRATED ELECTRICAL SERVICES, INC., AND SUBSIDIARIES
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED MARCH 31, 2003
                                 (IN THOUSANDS)

                                                                                           RIVIERA
                                             IES AND       RIVIERA       PRO FORMA        PRO FORMA     PRO FORMA
                                          SUBSIDIARIES  ELECTRIC, INC.  ADJUSTMENTS        ADJUSTED       TOTAL
                                          ------------  -------------   -----------       ----------    ----------
REVENUES ...............................   $  691,712    $   27,896     $         -       $   27,896    $  719,608
COST OF SERVICES .......................      591,251        23,580               -           23,580       614,831
                                           ----------    ----------     -----------       ----------    ----------
   Gross profit ........................      100,461         4,316               -            4,316       104,777
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES ............       76,079         4,344          (1,140)(a,b)      3,204        79,283
PROVISION FOR LOSS ON
   DISPOSAL OF ASSETS ..................            -         6,847               -            6,847         6,847
IMPAIRMENT OF AMOUNT DUE
   FROM PARENT .........................            -         8,819               -            8,819         8,819
                                           ----------    ----------     -----------       ----------    ----------
   Income (loss) from operations .......       24,382       (15,694)          1,140          (14,554)        9,828
OTHER INCOME (EXPENSE):
   Interest expense ....................      (12,799)            -               -                -       (12,799)
   Other, net ..........................           85             -               -                -            85
                                           ----------    ----------     -----------       ----------    ----------
   Interest and other expense, net .....      (12,714)            -               -                -       (12,714)
INCOME (LOSS) BEFORE INCOME TAXES ......       11,668       (15,694)          1,140          (14,554)       (2,886)
PROVISION FOR INCOME TAXES .............        4,492           420          (6,023)(c)       (5,603)       (1,111)
                                           ----------    ----------     -----------       ----------    ----------
NET INCOME (LOSS) ......................   $    7,176    $  (16,114)    $     7,163       $   (8,951)   $   (1,775)
                                           ==========    ==========     ===========       ==========    ==========
EARNINGS (LOSS) PER SHARE:
    Basic earnings per share ...........   $     0.18                                                   $    (0.05)
                                           ==========                                                   ==========
    Diluted earnings per share .........   $     0.18                                                   $    (0.05)
                                           ==========                                                   ==========
SHARES USED IN THE COMPUTATION OF
    EARNINGS (LOSS) PER SHARE:
         Basic .........................   39,388,158                                                   39,388,158
                                           ==========                                                   ==========
         Diluted .......................   39,423,220                                                   39,388,158
                                           ==========                                                   ==========

SEE NOTE TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

                      INTEGRATED ELECTRICAL SERVICES, INC.

                NOTE TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.       UNAUDITED PRO FORMA STATEMENT OF OPERATIONS:

         The Unaudited Pro Forma Statements of Operations for the year ended September 30, 2002 and for the six months ended March 31, 2003 for IES and Subsidiaries reflects the historical results of IES.

Pro Forma Adjustments consist of the following:

(a) Reflects the reduction in administrative bonus payments to the management of the Company on plans that will not continue.

(b) Reflects the reversal of management fees recorded by the previous owners of the Company.

(c) Reflects the incremental provision for federal and state income taxes at a 38.5% overall tax rate.

         The Unaudited Pro Forma Statements of Operations for the year ended September 30, 2002 and for the six months ended March 31, 2003 for IES and Subsidiaries do not include adjustments to add back the effect of a $6.8 million provision for loss on disposal of assets and an $8.8 million impairment of amounts due from parent that are reflected in the historical financial statements of Riviera Electric, Inc. IES believes that had Riviera Electric, Inc. been a subsidiary of IES during the periods presented that these adjustments would not have been recorded. Additionally, IES believes that these adjustments in the historical Riviera Electric, Inc. financial statements are not reflective of future performance.

(C)      EXHIBITS

         23.1     Consent of Brockmann, Armour and Co., LLC

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      INTEGRATED ELECTRICAL SERVICES, INC.

                                      By: /s/ William W. Reynolds
                                          -------------------------------
                                          William W. Reynolds
                                          Executive Vice President and
                                            Chief Financial Officer

Dated:  October 24, 2003

                                 EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
 23.1             Consent of Brockmann, Armour and Co., LLC